UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2026

LEIDOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street, Reston, Virginia	20190
(Address of principal executive office)	(Zip Code)

(571) 526-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2026 (the “Restatement Effective Date”), Leidos Holdings, Inc. (“Leidos”), Leidos, Inc., a Delaware corporation and a wholly-owned subsidiary of Leidos, as borrower (the “Borrower”), and certain other wholly-owned domestic subsidiaries of Leidos, as guarantors (collectively, the “Subsidiary Guarantors” and, together with Leidos and the Borrower, collectively, the “Loan Parties”), entered into an Amendment and Restatement Agreement (the “Restatement Agreement”), which amended and restated that certain Credit Agreement dated as of March 10, 2023 (prior to giving effect to this amendment and restatement, the “Existing Credit Agreement”), among the Loan Parties, the lenders party thereto and Citibank, N.A., as administrative agent (as amended and restated pursuant to the Restatement Agreement, the “Credit Agreement”).

The Restatement Agreement amends and restates the Existing Credit Agreement to, among other things, (i) increase the aggregate commitments under the revolving credit facility from $1,000,000,000 to $1,500,000,000, (ii) extend the maturity date of the revolving credit facility to five years after the Restatement Effective Date, (iii) reduce the unused commitment fee to a range of 0.08% to 0.20% per annum (based on a ratings-based grid), rather than 0.09% to 0.25% per annum, and (iv) remove the 0.10% per annum credit spread adjustment previously applicable to borrowings under the revolving credit facility. As of the Restatement Effective Date, no borrowings were outstanding under the revolving credit facility, and it remains available for working capital and general corporate purposes, subject to customary conditions.

No modifications were made to the maturity date, principal amount or pricing with respect to the term loan facility under the Existing Credit Agreement. The representations and warranties, affirmative covenants, negative covenants and financial covenants under the Credit Agreement are, taken as a whole, substantially similar to those contained in the Existing Credit Agreement, subject to certain modifications reflected in the Restatement Agreement.

The foregoing description does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Restatement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits: The following exhibits are attached with this report:

Exhibit No.	Description

10.1	Restatement Agreement, dated as of February 12, 2026, by and among Leidos Holdings, Inc., Leidos, Inc., the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date: February 17, 2026	By:	/s/ Henrique B. Canarim
Henrique B. Canarim
	Its:	Corporate Secretary